Exhibit 99.1

Bridgeline Announces Financial Results for the Second Quarter of Fiscal 2025

Woburn, Mass. - Bridgeline Digital, Inc. (NASDAQ: BLIN), a leader in AI-powered marketing technology, today announced financial results for its fiscal 2025 second quarter, which ended March 31, 2025.

“Our board and executive team led a $2 million capital raise of common stock to accelerate sales,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Our Hawk AI product line has received outstanding demand from both existing and new customers. With our product demand and a strong market in general for AI, we expect an excellent return in this expansion of our sales and marketing budget.”

Financial Highlights – Second Quarter of Fiscal Year 2025

●	Total revenue, which is comprised of Licenses and Services revenue, of $3.9 million for the quarter ended March 31, 2025 increased from $3.8 million in the prior year period.

●	Subscription and licenses revenue of $3.1 million increased from $3.0 million in the prior year period.

●	Services revenue of $0.8 million increased from $0.8 million in the prior year period.

●	Gross profit of $2.6 million, with a gross profit percentage of 68%, increased from $2.5 million, or 66%, in the prior year period.

●	Both total revenue from our Core products and subscription and licenses revenue from our Core products grew by over 10% CAGR.

●	Our Core product Net Revenue Retention (“NRR”) was 113% for the quarter ended March 31, 2025.

Financial Highlights – First 6 Months of Fiscal Year 2025

●	Total revenue of $7.7 million for the 6 months ended March 31, 2025 increased from $7.6 million in the prior year period.

●	Subscription and licenses revenue of $6.1 million increased from $6.1 million in the prior year period.

●	Gross profit of $5.2 million increased from $5.1 million in the prior year period.

●	Gross profit percentage was 67% for each comparable period.

Sales Highlights

●	Bridgeline has focused resources and newly raised capital towards sales and marketing for new customer acquisitions.

●	In the second quarter of fiscal year 2025, Bridgeline sold 20 new subscription contracts for $1.7M in total contract value adding over $700,000 in Annual Recurring Revenue.

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Bridgeline continues to build this momentum within the second quarter of fiscal 2025 with new contracts with Do It Best, Culligan, Montefiore Hospital, and RAB Lighting. Bridgeline plans to build on this momentum by deepening its presence in B2B industries through targeted AI campaigns and events in 2025.

Product Highlights

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In the quarter, HawkSearch expanded its Hawk AI feature set with the launch of Smart Conversation, a new Smart Response component that transforms traditional search into an interactive dialogue. Users can engage in a threaded conversation with the Hawk AI agent to narrow down complex product needs.

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We have also released a new version of Rapid UI to support the latest innovations in Hawk AI, including Smart Conversation. The updated component leverages a streaming API to enable real-time, multi-turn interactions with the AI agent, delivering faster, more dynamic search experiences.

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Hawksearch launched a new Software Development Kit (SDK) for BigCommerce’s Catalyst Connector. BigCommerce’s Catalyst framework, built on Next.js, gives merchants and developers more control and flexibility to deliver instant, AI-driven search experiences.

Partner Highlights

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Hawksearch has partnered with Shopware, a leading global open-source eCommerce platform. The integration of HawkSearch’s AI technology with Shopware will enhance customer engagement and drive sales for eCommerce businesses. Through this partnership, Shopware will leverage HawkSearch’s AI-driven contextual relevance to help shoppers effortlessly find the most relevant products, even within extensive and complex catalogs.

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Hawksearch has partnered with Groove Commerce, a leading B2B eCommerce agency, to integrate Bridgeline’s AI-powered search technology into their solutions for B2B merchants. As part of this initiative to strengthen joint go-to-market efforts, Bridgeline’s EVP of Product, John Murcott, presented on the future of AI in eCommerce at Groove’s Customer Summit last month. The partnership aims to accelerate mutual growth by enhancing customer engagement and driving sales through advanced search and merchandising capabilities.

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Hawksearch has partnered with Netformic USA, a leading software integrator, focusing on enhancing eCommerce platforms through Bridgeline's HawkSearch technology. HawkSearch will allow Netformic to offer advanced search capabilities such as visual search and autocomplete. The integrator has utilized its expertise in eCommerce across North America, focusing on online sales enhancement and data management for manufacturers and distributors.

Customer Highlights

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Do It Best, the largest network of independent home improvement stores in the U.S., selected HawkSearch to power its B2C eCommerce experience. HawkSearch will drive higher conversion rates and order values through AI-powered merchandising and personalized product discovery.

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A Fortune 500 technology company has selected HawkSearch’s Hybrid Search to enhance global eCommerce across multiple markets. The dedicated HawkSearch infrastructure reduces latency and delivers faster, more accurate results for complex queries.

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A major North American distributor chose HawkSearch for a multi-site implementation across four eCommerce properties. The rollout includes Concept Search, Smart Insight Management, and AI-driven personalization via the native Optimizely integration by Xngage.

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A global technology firm based in the Middle East selected HawkSearch to power mobile commerce in English and Arabic. The API-first implementation supports AI-personalized results and is optimized for performance and scalability.

Financial Results – Second Quarter of Fiscal Year 2025

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.9 million for the quarter ended March 31, 2025, as compared to $3.8 million for the same period in 2024.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue was $3.1 million for the quarter ended March 31, 2025, as compared to $3.0 million for the same period in 2024. As a percentage of total revenue, Subscription and licenses revenue was 79% of total revenue for the quarter ended March 31, 2025, consistent with 79% for the same period in 2024.

●

Services revenue of $0.8 million increased 4% for the quarter ended March 31, 2025, from $0.8 million for the same period in 2024. As a percentage of total revenue, Services revenue accounted for 21% of total revenue for the quarter ended March 31, 2025, consistent with 21% for the same period in 2024.

●

Cost of revenue was $1.3 million for the quarter ended March 31, 2025, consistent with $1.3 million for the same period in 2024. Gross profit was $2.6 million for the quarter ended March 31, 2025, as compared to $2.5 million for the same period in 2024.

●

Gross margin was 68% for the quarter ended March 31, 2025, as compared to 66% for the same period in 2024. Subscription and licenses gross margin was 72% for three months ended March 31, 2025, as compared to 71% for the same period in 2024. Services gross margin was 52% for the three months ended March 31, 2025, as compared to 47% for the same period in 2024.

●	Operating expenses were $3.4 million for the quarter ended March 31, 2025, as compared to $3.0 million for the same period in 2024.

●	Operating loss for the quarter ended March 31, 2025 was $0.7 million, as compared to $0.5 million for the same period in 2024.

●	Net loss for the quarter ended March 31, 2025, was $0.7 million, compared to a net loss of $0.6 million for the same period in 2024.

Financial Results – First 6 Months of Fiscal Year 2025

●	Total revenue, which is comprised of Licenses and Services revenue, was $7.7 million for the six months ended March 31, 2025, as compared to $7.6 million for the same period in 2024.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue was $6.1 million for the six months ended March 31, 2025, as compared to $6.1 million for the same period in 2024. As a percentage of total revenue, Subscription and licenses revenue was 80% of total revenue for the six months ended March 31, 2025, compared to 81% for the same period in 2024.

●

Services revenue was $1.6 million for the six months ended March 31, 2025, as compared to $1.5 million for the same period in 2024. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the six months ended March 31, 2025, compared to 19% for the same period in 2024.

●

Cost of revenue was $2.5 million for the six months ended March 31, 2025, as compared to $2.5 million for the same period in 2024. Gross profit was $5.2 million for the six months ended March 31, 2025, as compared to $5.1 million for the same period in 2024.

●

Gross margin was 67% for the six months ended March 31, 2025, as compared to 67% for the same period in 2024. Subscription and licenses gross margin were 71% for the six months ended March 31, 2025, as compared to 72% for the same period in 2024. Services gross margin was 52% for the six months ended March 31, 2025, as compared to 46% for the same period in 2024.

●	Operating expenses were $6.4 million for the six months ended March 31, 2025, as compared to $6.2 million for the same period in 2024.

●	Operating loss for the six months ended March 31, 2025, was $1.3 million, as compared to an operating loss of $1.2 million for the same period in 2024.

●	Net loss for the six months ended March 31, 2025, was $1.4 million, compared to a net loss of $1.2 million for the same period in 2024.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, May 15, 2025, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period. The details of the conference call webcast and replay are as follows:

Bridgeline Digital Second Quarter 2025 Earnings Call

Thursday, May 15, 2025, at 4:30 p.m. ET

Webcast Registration: https://www.webcaster4.com/Webcast/Page/3079/52401

Non-GAAP Financial Measures

This press release contains references to Adjusted EBITDA, a Non-GAAP financial measure.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Bridgeline's management does not consider Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measure to the comparable GAAP financial measure, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definition of Non-GAAP Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. As a result of the limitations that Adjusted EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Other Terms

Core Product revenue includes all subscription license and services revenue from HawkSearch, WooRank licenses for HawkSearch customers, and AccessiBe.

Net Revenue Retention (“NRR”) is measured as the current period trailing twelve months Monthly Recurring Revenue (“MRR”), including Cross Sales and Net Renewal (expansion less contraction) MRR, all divided by trailing twelve months MRR for the previous period trailing twelve months.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	March 31,	September 30,
	2025	2024
ASSETS

Current assets:
Cash and cash equivalents	$2,751	$1,390
Accounts receivable, net	1,400	1,288
Prepaid expenses and other current assets	583	269
Total current assets	4,734	2,947
Property and equipment, net	53	74
Operating lease assets	197	163
Intangible assets, net	3,542	3,908
Goodwill, net	8,468	8,468
Other assets	25	42
Total assets	$17,019	$15,602

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$209	$282
Current portion of operating lease liabilities	96	157
Accounts payable	1,809	1,112
Accrued liabilities	1,222	988
Deferred revenue	2,139	2,189
Total current liabilities	5,475	4,728
Long-term debt, net of current portion	197	244
Operating lease liabilities, net of current portion	101	6
Warrant liabilities	185	98
Other long-term liabilities	471	520
Total liabilities	6,429	5,596

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 0 shares issued and outstanding at March 31, 2025 and 350 shares issued and outstanding at September 30, 2024	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized;11,916,588 shares issued and outstanding at March 31, 2025 and 10,417,609 shares issued and outstanding at September 30, 2024	12	10
Additional paid-in-capital	103,717	101,833
Accumulated deficit	(92,902)	(91,538)
Accumulated other comprehensive loss	(237)	(299)
Total stockholders' equity	10,590	10,006
Total liabilities and stockholders' equity	$17,019	$15,602

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue:
Subscription and perpetual licenses	$3,052	$3,010	$6,100	$6,096
Digital engagement services	823	794	1,566	1,463
Total net revenue	3,875	3,804	7,666	7,559

Cost of revenue:
Subscription and perpetual licenses	867	860	1,760	1,687
Digital engagement services	392	420	755	796
Total cost of revenue	1,259	1,280	2,515	2,483
Gross profit	2,616	2,524	5,151	5,076

Operating expenses:
Sales and marketing	1,076	941	2,058	1,854
General and administrative	783	766	1,569	1,547
Research and development	1,110	1,037	2,183	2,130
Depreciation and amortization	195	299	390	684
Restructuring and acquisition related expenses	197	-	207	15
Total operating expenses	3,361	3,043	6,407	6,230
Loss from operations	(745)	(519)	(1,256)	(1,154)

Interest expense and other, net	(5)	(53)	(9)	(53)
Change in fair value of warrant liabilities	25	(25)	(89)	(7)
Income (loss) before income taxes	(725)	(597)	(1,354)	(1,214)
Provision for income taxes	5	5	10	10
Net loss	$(730)	$(602)	$(1,364)	$(1,224)
Redemption of Series C Convertible Preferred Stock	(331)	-	(331)	-
Net loss applicable to common shareholders	$(1,061)	$(602)	$(1,695)	$(1,224)

Net (loss) income per share attributable to common shareholders:
Basic net (loss) income per share	$(0.10)	$(0.06)	$(0.16)	$(0.12)
Diluted net (loss) income per share	$(0.10)	$(0.06)	$(0.16)	$(0.12)
Number of weighted average shares outstanding:
Basic	10,507,720	10,417,609	10,461,674	10,417,609
Diluted	10,507,720	10,430,602	10,461,674	10,430,602

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(730)	$(602)	$(1,364)	$(1,224)
Provision for income taxes	$5	5	10	10
Interest expense and other, net	$5	53	9	53
Change in fair value of warrants	$(25)	25	89	7
Amortization of intangible assets	$182	266	366	612
Depreciation and other amortization	$20	41	37	86
Restructuring and acquisition related charges	$197	-	207	15
Stock-based compensation	$107	129	214	241
Adjusted EBITDA	$(239)	$(83)	$(432)	$(200)